UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 3, 2009

TRUMP ENTERTAINMENT RESORTS, INC. TRUMP ENTERTAINMENT RESORTS HOLDINGS, LP TRUMP ENTERTAINMENT RESORTS FUNDING, INC.
(Exact Name of Registrants as Specified in Their Charters)

Delaware Delaware Delaware
(State or Other Jurisdiction of Incorporation)

1-13794 33-90786 33-90786-01	13-3818402 13-3818407 13-3818405
(Commission File Number)	(IRS Employer Identification No.)

15 South Pennsylvania Avenue Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

609-449-5866
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On August 3, 2009, Trump Entertainment Resorts Holdings, L.P., a Delaware limited partnership (the “Partnership”), and Trump Entertainment Resorts, Inc., a Delaware corporation (“TER”, and together with the Partnership, the “Registrants”) entered into a Purchase Agreement (the “Purchase Agreement”) with BNAC, Inc., a Texas corporation (“Beal”) and Donald J. Trump (“Trump”, and together with Beal, the “New Partners”).

Under the terms of the Purchase Agreement and pursuant to the consummation of the chapter 11 plan referred to below, the New Partners will make capital contributions to the Partnership in the aggregate amount of $100 million and, in consideration for such contributions, the Partnership will issue partnership interests to the New Partners (the “Purchase”). In addition, pursuant to the terms of the Purchase Agreement and the chapter 11 plan, all of the outstanding capital stock and other equity interests of TER will be cancelled and capital stock of TER will be issued to Trump or his designee such that Trump will be the beneficial owner of all of the issued and outstanding capital stock of TER, and TER will change from the general partner of the Partnership to a limited partner of the Partnership. A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Consummation of the Purchase is subject to the satisfaction of certain customary closing conditions and the receipt of necessary approvals. The Purchase is also subject to the restructuring and recapitalization of the outstanding indebtedness of the Registrants and certain of their direct and indirect subsidiaries (collectively, the “Debtors”) pursuant to, and subject to, the consummation of the chapter 11 plan referred to below.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Registrants. The representations, warranties and covenants contained therein were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocated contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to the standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors in the Debtors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Registrants or any of their subsidiaries or affiliates.

In connection with the Purchase Agreement, on August 3, 2009, the Registrants also entered into a letter agreement (the “Commitment Letter”) with Beal Bank and Beal Bank Nevada, pursuant to which, upon the satisfaction of the terms and conditions set forth in the Commitment Letter, the lenders under the amended credit agreement, dated as of December 21, 2007 and as amended on December 21, 2007, May 29, 2008 and October 28, 2008 (the “Beal Credit Agreement”) consented to enter into an amended and restated Beal Credit Agreement with the Partnership (the “A&R Credit Agreement”). A copy of the Commitment Letter is attached as Exhibit 10.2 to this Current Report on Form 8-K. The A&R Credit Agreement has been fully negotiated and is attached as an exhibit to the Commitment Letter.

The A&R Credit Agreement provides for a restructuring of the indebtedness under the Beal Credit Agreement in the aggregate principal amount of approximately $486 million. Under the A&R Credit Agreement, payments of principal and interest can be deferred and the maturity for repayment is extended until December 2020. Base Rate Loans bear interest from the applicable borrowing date at a rate per annum equal to (x) the highest of (i) the rate of interest published by The Wall Street Journal, from time to time, as the “U.S. prime rate,” (ii) the Federal Funds Rate plus 1/2 of 1%, (iii) 4% and (iv) the Eurodollar Rate plus 1.0%, plus (y) the Applicable Margin. Eurodollar Rate Loans bear interest for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the

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Applicable Margin. The Applicable Margin per annum is (i) 4.75% for Base Rate Loans, (ii) 5.75% for Eurodollar Rate Loans and (iii) with respect to interest to accrue on deferred loans, 7.50% (or 6.50% at all times (if any) during which the obligations of the Lenders to convert Base Rate Loans into Eurodollar Rate Loans is suspended, as provided in the A&R Credit Agreement).

Under the A&R Credit Agreement, if the Available Cash Flow of the Partnership and its subsidiaries in any quarter is less than the sum of the principal amount due at the end of such quarter and all accrued interest, the Partnership is only required to repay (i) the principal amount due at the end of such quarter if the Available Cash Flow exceeds the amount of all accrued interest and (ii) the interest due at the end of such quarter which is attributable to the Applicable Margin if the Available Cash Flow exceeds the amount of all accrued interest. The Partnership must repay interest due at the end of each quarter other than interest which is attributable to the Applicable Margin irrespective of the amount of any Available Cash Flow and at no time can the deferred total balance exceed $24.4 million.

The Partnership has the right to prepay indebtedness under the A&R Credit Agreement, in whole or in part, without penalty at any time prior to maturity. There are also certain mandatory prepayment provisions with respect to (i) the receipt of net cash proceeds and (ii) commencing March 31, 2010, the aggregate outstanding principal balance. The A&R Credit Agreement contains certain customary affirmative and negative covenants that are materially similar to those contained in the Beal Credit Agreement.

The foregoing summaries of the Purchase Agreement, the Commitment Letter and the A&R Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, the Commitment Letter and the A&R Credit Agreement, respectively.

Item 1.03.	Bankruptcy Or Receivership.

As previously disclosed, on February 17, 2009 the Debtors filed voluntary petitions in the United States Bankruptcy Court for the District of New Jersey in Camden, New Jersey (the “Bankruptcy Court”) seeking relief under the provisions of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The Debtors continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. Reference is also made to Item 7.01 hereof.

Item 2.03.        Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information concerning the Commitment Letter and the A&R Credit Agreement in Item 1.01 are incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

(b)       The information contained in Item 1.01 relating to the Purchase Agreement is incorporated herein by reference concerning a potential change in control of the Registrants. Pursuant to the Plan described in Item 7.01 and subject to the confirmation and consummation of the Plan, all of the outstanding equity securities of TER will be cancelled.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release announcing the execution of the Purchase Agreement and the Commitment Letter is attached as Exhibit 99.1 to this Current Report of Form 8-K.

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On August 3, 2009, in connection with the execution of the Purchase Agreement and the Commitment Letter, the Debtors filed with the Bankruptcy Court a joint chapter 11 plan of reorganization (the “Plan”) and a Disclosure Statement relating to the Plan (the “Disclosure Statement”). The Disclosure Statement describes the procedures for the solicitation of votes as well as the Plan. The Plan provides for the consummation of the transactions contemplated by the Purchase Agreement, Commitment Letter and A&R Credit Agreement. Pursuant to the Plan, no distributions will be made to any of the Debtors’ second lien noteholders, unsecured creditors or equity holders, all of whose claims and securities will be cancelled upon consummation of the Plan. The Plan is subject to confirmation by the Bankruptcy Court, customary closing conditions and the consummation of the transactions contemplated by the Purchase Agreement, Commitment Letter and A&R Credit Agreement. A copy of the Disclosure Statement is attached as Exhibit 99.2 hereto and a copy of the Plan is attached as Exhibit A to the Disclosure Statement.

The Disclosure Statement contains certain projections and valuation analysis (collectively, the “Projections”) of financial performance for fiscal years 2009 through 2013. The Debtors do not, as a matter of course, publicly disclose their business plans, budgets or strategies, or make external projections or forecasts of their anticipated financial position or results of operations. Accordingly, the Debtors (including the Reorganized Debtors (as defined in the Disclosure Statement)) do not anticipate that they will, and disclaim any obligation to, furnish updated business plans, budgets or projections to reflect circumstances existing since the preparation of the Projections, the occurrence of unanticipated events, or changes in general economic or industry conditions, even in the event that any or all of the underlying assumptions of the Projections are shown to be in error. The Registrants have filed the Disclosure Statement as an exhibit hereto because such Disclosure Statement has been filed with the Bankruptcy Court. The Registrants refer to the limitations and qualifications included in the Disclosure Statement, including without limitation those set forth under the caption “Financial Information, Projections, Sale Efforts, and Valuation Analysis” with respect to the Projections. All information contained in the Disclosure Statement is subject to change, whether as a result of amendments or supplements to the Plan, actions of third parties or otherwise.

This Current Report on Form 8-K is not a solicitation to accept or reject the proposed Plan or an offer to sell or a solicitation of an offer to buy any securities of the Debtors. Any solicitation or offer to sell will be made pursuant to and in accordance with the Disclosure Statement and applicable law.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K, including the exhibits being furnished as part of this report, as well as other statements made by the Debtors may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Registrants’ current views with respect to current events and financial performance. The words “possible,” “propose,” “might”, “could,” “would,” “projects,” “plan,” forecasts,” “anticipates,” “expect,” “intend,” “believe,” seek,” or “may,” the negative of these terms and other comparable terminology, are intended to identify forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements include statements other than historical information or statements of current condition, but instead represent only the Registrants’ belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Registrants’ control. Forward-looking statements are subject to a number of risks, contingencies and

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uncertainties, some of which our management has not yet identified. Forward-looking statements are not guarantees of future performance; subsequent developments may cause forward-looking statements to become outdated; and actual results, developments and business decisions may differ materially from those contemplated by such forward-looking statements as a result of various factors, certain (but not all) of which are discussed in the risk factors included in the Registrant’s reports filed with the SEC including, but not limited to, their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Important factors that could cause actual results to differ from those contemplated by forward-looking statements include, but are not limited to, the Debtors’ ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Debtors to confirm and consummate the Plan or any other plan of reorganization with respect to the chapter 11 cases, the terms of the restructuring or reorganization plan ultimately implemented, the timing thereof, the related costs and expenses, and the ability of the Registrants to maintain normal relationships with its vendors, service providers and customers. The Registrants disclaim any intention or obligation to update or revise an forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Debtors’ various prepetition liabilities, common stock and/or other equity securities.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Purchase Agreement, dated August 3, 2009, among Trump Entertainment Resorts Holdings, L.P., Trump Entertainment Resorts, Inc., BNAC, Inc. and Donald J. Trump.
10.2

Commitment Letter, dated August 3, 2009, among Beal Bank, Beal Bank Nevada, Trump Entertainment Resorts Holdings, L.P. and Trump Entertainment Resorts, Inc. and the form of the Amended and Restated Credit Agreement, among Trump Entertainment Resorts Holdings, L.P., Trump Entertainment Resorts, Inc., the subsidiary guarantors party thereto, the lenders party thereto, and Beal Bank, as collateral agent and administrative agent, attached as an exhibit thereto.

99.1	Press release, dated August 3, 2009, issued by Trump Entertainment Resorts, Inc.
99.2

Disclosure Statement for Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated August 3, 2009 and the Debtors’ Joint Plan of Reorganization dated August 3, 2009, attached as an exhibit thereto.

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Pursuant to the requirements of the Exchange Act, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2009

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Chief Administrative Officer and General Counsel

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Chief Administrative Officer and General Counsel

TRUMP ENTERTAINMENT RESORTS FUNDING, INC.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase Agreement, dated August 3, 2009, among Trump Entertainment Resorts Holdings, L.P., Trump Entertainment Resorts, Inc., BNAC, Inc. and Donald J. Trump.
10.2

Commitment Letter, dated August 3, 2009, among Beal Bank, Beal Bank Nevada, Trump Entertainment Resorts Holdings, L.P. and Trump Entertainment Resorts, Inc. and the form of the Amended and Restated Credit Agreement, among Trump Entertainment Resorts Holdings, L.P., Trump Entertainment Resorts, Inc., the subsidiary guarantors party thereto, the lenders party thereto, and Beal Bank, as collateral agent and administrative agent, attached as an exhibit thereto.

99.1	Press release, dated August 3, 2009, issued by Trump Entertainment Resorts, Inc.
99.2

Disclosure Statement for Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated August 3, 2009 and the Debtors’ Joint Plan of Reorganization dated August 3, 2009, attached as an exhibit thereto.